UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2012

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2012, Cormedix Inc., a Delaware corporation (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with MW Bridges LLC, of which Randy Milby is Managing Partner. Pursuant to the Consulting Agreement, Mr. Milby serves as the Company’s Chief Operating Officer. In exchange for Mr. Milby’s services, Mr. Milby received a monthly retainer of $6,400.00. In addition, the Company granted Mr. Milby stock options to purchase 50,000 shares of the Company’s common stock, which option vests upon the Company’s receipt of CE Mark approval for CRMD003, Neutrolin, in accordance with the terms of the Company’s Amended and Restated 2006 Stock Incentive Plan. Further, the Company agreed to reimburse Mr. Milby for all reasonable and necessary expenses incurred while performing services in connection with the Consulting Agreement, subject to (i) the Company’s policies and procedures concerning reimbursement of such expenses, and (ii) prior approval by the Company (a) for air travel and (b) for any expense which is individually in excess of $100.

The initial term (the “Term”) of the Consulting Agreement was for three months, which expired on or about August 14, 2012. Pursuant to its terms, the Consulting Agreement renewed upon mutual written agreement of the parties upon the same terms.

On October 31, 2012, the Company and MW Bridges LLC entered into an Amendment to the Consulting Agreement (the “Amendment”), which, among other things, (i) extended the then-current Term for an additional three months, and (ii) increased Mr. Milby’s monthly retainer to $12,000.00, effective October 1, 2012. In addition, either party may terminate the Consulting Agreement, as amended, upon thirty (30) days’ prior written notice.

On October 31, 2012, the Board of Directors of the Company (the “Board”) approved certain changes to the vesting and exercise terms of Timothy Hofer’s, a member of the Board who is not standing for re-election at the Company’s 2012 Annual Meeting of Stockholders, outstanding option grants, as follows (i) with respect to options to purchase 30,000 shares of the Company’s common stock, granted on January 6, 2012 in accordance with the terms of the Company’s Amended and Restated 2006 Stock Incentive Plan and with an exercise price of $0.29 (the “2012 Option”), accelerated vesting such that all 30,000 shares shall become fully vested and exercisable as of November 30, 2012 (the date of the Company’s 2012 Annual Stockholder Meeting); and (ii) with respect to the all of Mr. Hofer’s previously vested option grants, including the 2012 Option (representing options to purchase 80,000 shares of the Company’s common stock in the aggregate, and with exercise prices ranging from $0.29 to $3.125), an extension of the right to exercise such vested stock options through and including November 30, 2014, in accordance with the terms of the Company’s Amended and Restated 2006 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 6, 2012	CORMEDIX INC.

	By:	/s/ Richard M. Cohen
	Name: Title:	Richard M. Cohen Interim Chief Executive Officer and Interim Chief Financial Officer